Exhibit (8)(a)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 2, 2005

Potlatch Corporation

601 West Riverside Avenue, Suite 1100

Spokane, Washington 99201

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the registration statement on Form S-4 (File No. 333-128403) filed by Potlatch Holdings, Inc., a Delaware corporation (“Potlatch Holdings,” and together with the entities in which it holds, or has held, a direct or indirect interest, the “Company”) and a wholly owned subsidiary of Potlatch Corporation, a Delaware corporation (“Potlatch”), on September 19, 2005 with the Securities and Exchange Commission (the “Commission”) (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to Potlatch’s contemplated transactions in connection with its proposed conversion to a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code,” and such conversion and related transactions, the “REIT Conversion”), including the Merger. All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement. We have acted as special tax counsel to Potlatch in connection with and we have participated in the preparation of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, organizational documents of the relevant entities. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Potlatch (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Potlatch and the Company. These representations and covenants relate, in some cases, to transactions and

Potlatch Corporation

December 2, 2005

investments for which we did not act as the Potlatch’s or the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the information presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Potlatch (or Potlatch Holdings following the Merger) will elect to be taxed as a REIT under the Code with the filing of its 2006 tax return, (ii) Potlatch (or Potlatch Holdings following the Merger) and each of the entities in which it holds, or has held, a direct or indirect interest has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising Potlatch (or Potlatch Holdings following the Merger) have been formed, (iv) Potlatch (or Potlatch Holdings following the Merger) will make the special E&P distribution of its accumulated C corporation earnings and profits as described in the Registration Statement before December 31, 2006, and (v) each of the written agreements to which Potlatch or Potlatch Holdings is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion

Potlatch Corporation

December 2, 2005

could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we are of the opinion that

1. Commencing on January 1, 2006, Potlatch (or Potlatch Holdings following the Merger) will be organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable Potlatch (or Potlatch Holdings following the Merger) to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, Potlatch’s (or Potlatch Holdings’ following the Merger) qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Potlatch’s (or Potlatch Holdings’ following the Merger) operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

2. The discussion set forth in the Registration Statement under the caption “Material Federal Income Tax Consequences” does not purport to discuss all possible United States Federal income tax consequences to a holder of Potlatch (or Potlatch Holdings following the Merger) common stock. Although general in nature, the discussion constitutes, however, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the matters described therein, subject to the qualifications set forth therein, including the special E&P distribution and the acquisition, ownership and disposition of the Potlatch (or Potlatch Holdings following the Merger) common stock. The United States Federal income tax consequences of an investment in the Potlatch (or Potlatch Holdings following the Merger) common stock by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Material Federal Income Tax Consequences” as applied to any particular holder.

We express no opinion on any issue relating to Potlatch or Potlatch Holdings, or any investment therein, other than as expressly stated above.

Potlatch Corporation

December 2, 2005

This opinion has been prepared for you in connection with the REIT Conversion. We consent to the filing of this opinion as an Exhibit to the Registration Statement to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions “Risk Factors”, “Material Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP